Exhibit 99.1

Image Entertainment to Be Delisted from the Nasdaq Stock Market

Trading Suspended at Open of Business on Wednesday, February 3, 2010

CHATSWORTH, Calif.--(BUSINESS WIRE)--February 1, 2010--Image Entertainment, Inc. (NASDAQ: DISK), one of the largest independent home entertainment distributors in North America and a leading pioneer of the multi-billion dollar optical disc industry, reported today that on February 1, 2010 it had received a letter from The Nasdaq Stock Market notifying the Company of the Nasdaq Hearing Panel's determination to deny the Company's request for continued listing on Nasdaq and to delist the Company's common stock. The Company previously requested and participated in a hearing before the Nasdaq Hearing Panel on January 20, 2010 to appeal the delisting determination of the staff of The Nasdaq Stock Market Listing Qualifications Department. The letter indicated that the Company's common stock will be suspended from trading on Nasdaq effective at the open of business on Wednesday, February 3, 2010.

Following the delisting, the Company currently expects that its common stock will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Company's common stock. No assurance can be given that the market makers will continue to make a market in the Company's common stock or that the Company's common stock will be quoted on the Pink Sheets.

The Company currently does not intend to deregister its common stock with the SEC. Accordingly, it will continue to file periodic, quarterly and annual reports with the SEC.

In addition, on January 27, 2010, the Company received a Nasdaq Staff Deficiency Letter citing violations of Nasdaq Listing Rules related to the Company's issuance of 3.5 million shares of common stock on January 8, 2010 to the holder of its senior secured convertible note due 2011 in exchange for $10,000 in principal amount of the note. Those violations include Listing Rules 5635(d) and 5250(e)(2) relating to the issuance of 20% or more of the pre-transaction shares at a discount to market value without obtaining shareholder approval, and the failure to timely file a Notification Form Listing of Additional Shares with respect to the shares issued in the exchange. The Staff determined to aggregate the exchange and the Company's previously announced sale of Series B Preferred Stock and Series C Preferred Stock that also closed on January 8, 2010 and that did not comply with Listing Rules 5635(d), 5635(b) and 5640. The Staff's determination to aggregate the exchange with the preferred stock financing was based on the timing, use of proceeds and the fact that the transactions were all part of the same financing plan.

As previously announced, on January 8, 2010, the Company closed the sale of preferred stock to certain affiliates of JH Partners, LLC, a San Francisco-based private equity firm focused on building sustainable, long-term equity value in consumer and marketing-driven growth companies, (the “Investors”) for an aggregate purchase price of $22.0 million. The Company used a portion of the net proceeds from the sale, along with the issuance of shares of common stock, to repay in full and retire its senior secured convertible note due 2011. The remainder of the net proceeds will be used to repay other outstanding indebtedness and outstanding liabilities and for general working capital. As a result of the transaction, the Investors acquired control of the Company and a new board of directors and management team were appointed.

About Image Entertainment:

Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,200 exclusive DVD titles and approximately 340 exclusive CD titles in domestic release and approximately 400 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary, Egami Media, Inc. has digital download rights to approximately 2,000 video programs and over 300 audio titles containing more than 5,100 individual tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, the Company's current expectations that its common stock will be quoted on the Pink Sheets and that it does not intend to deregister its common stock with the SEC. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance or other events or developments. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, but are not limited to, (a) market makers not continuing to make a market in the Company's common stock, (b) the ability of the Company’s common stock to be quoted on the Pink Sheets, (c) the Company’s ability to continue as a going concern, (d) the Company’s ability to service its principal and interest obligations on its outstanding debt or otherwise renegotiate or refinance such outstanding debt, which renegotiation may not be successful and refinancing may not be available on acceptable terms, if at all, which may trigger defaults under its other debt agreements, create liquidity issues, potentially force the Company to file for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code and prevent the Company from continuing as a going concern, (e) the Company’s limited funds and the Company’s inability to raise additional funds on acceptable terms or at all, (f) the Company’s ability to borrow against the Company’s revolving line of credit, (g) the Company’s ability to secure media content on acceptable terms, (h) the Company’s DVD manufacturer continuing to manufacture and fulfill orders to Company customers while the Company is past due on its payables to such manufacturer, (i) the performance of business partners upon whom the Company depends upon, (j) changes in the retail DVD and digital media and entertainment industries, (k) changing public and consumer taste and changes in customer spending patterns, (l) decreasing retail shelf space for the Company’s industry, (m) further sales or dilution of the Company’s equity, which may adversely affect the market price of the Company’s common stock, (n) changes in the Company’s business plan, (o) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors, (p) changes in general economic conditions, including the performance of financial markets and interest rates, (q) difficult, adverse and volatile conditions in the global and domestic capital and credit markets, (r) claims that the Company infringed other parties’ intellectual property, (s) changes in accounting standards, practices or policies, and (t) adverse results or other consequences from litigation, arbitration or regulatory investigations.

For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s most recent Quarterly Reports on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. Actual results may differ materially from management’s expectations. Unless otherwise required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:
The Honig Company, Inc.
Steve Honig, 818-986-4300
press@honigcompany.com